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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated February 29, 1996 with respect to the consolidated financial statements of REMEC, Inc. and our report dated May 23, 1996 with respect to the financial statements of RF Microsystems, Inc. for the year ended December 31, 1995, in the Registration Statement (Form S-4) and related Prospectus of REMEC, Inc. for the registration of 1,081,161 shares of its common stock.

                                          /s/  ERNST & YOUNG LLP
                                               ERNST & YOUNG LLP

San Diego, California
June 6, 1996

     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated May 10, 1996, included in the Prospectus/Proxy Statement of REMEC, Inc. that is made a part of the Registration Statement (Form S-4) for the registration of 1,081,161 shares of its common stock.

                                          /s/  ERNST & YOUNG LLP
                                               ERNST & YOUNG LLP

San Jose, California
June 6, 1996